October 2012 MSELN-19-C Registration Statement No. 333-171806 Dated October 31, 2012 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.
Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal.  Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to 3.4625% of the stated principal amount, but only with respect to each determination date on which the determination closing price of the underlying stock, or the final share price, as applicable, is greater than or equal to 70% of the initial share price, which we refer to as the downside threshold level.  In addition, if the determination closing price of the underlying stock is greater than or equal to the then applicable redemption threshold level (which will be equal to a percentage of the initial share price that decreases progressively over the term of the securities) on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment.  However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be either (i) the stated principal amount and any contingent quarterly payment or (ii) a number of shares of the underlying stock, or at our option the cash value of those shares, that will be significantly less than the principal amount of the securities if the final share price of the underlying stock is below the downside threshold level on the final determination date.  Moreover, if on any determination date the determination closing price of the underlying stock, or the final share price, as applicable, is less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period.  As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of receiving shares of the underlying stock, or the cash value of those shares, that are worth significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities.  Investors will not participate in any appreciation of the underlying stock.  The securities are senior unsecured obligations of Royal Bank of Canada, issued as part of Royal Bank of Canada’s Series E Senior Global Medium-Term Notes program.  All payments on the securities are subject to the credit risk of Royal Bank of Canada.

SUMMARY TERMS
Issuer:	Royal Bank of Canada
Underlying stock:	American Depositary Receipts (“ADRs”) of ING Groep N.V. (Bloomberg symbol: “ING”). See “ING Groep N.V. Overview”. We refer in this document to each ADR as a share of the underlying stock.
Aggregate principal amount:	$3,960,420
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below)
Pricing date:	October 31, 2012
Original issue date:	November 5, 2012 (3 business days after the pricing date)
Maturity date:	November 4, 2015
Early redemption:
If, on any of the first 11 determination dates, the determination closing price of the underlying stock is greater than or equal to the applicable redemption threshold level, the securities will be automatically redeemed for an early redemption payment on the third business day following the related determination date.

Redemption threshold levels:	Determination dates: 1, 2, 3 and 4 5, 6, 7 and 8 9, 10 and 11
Applicable redemption threshold level:
$8.42, which is equal to 95% of the initial share price, rounded to two decimal places
$7.97, which is equal to 90% of the initial share price, rounded to two decimal places
$7.53, which is equal to 85% of the initial share price, rounded to two decimal places

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Determination closing price:	The closing price of the underlying stock on any determination date other than the final determination date times the adjustment factor on that determination date
Contingent quarterly payment:
•          If, on any determination date, the determination closing price or the final share price, as applicable, is greater than or equal to the downside threshold level, we will pay a contingent quarterly payment of $0.3463 (3.4625% of the stated principal amount, rounded to four decimal places) per security on the related contingent payment date.
•          If, on any determination date, the determination closing price or the final share price, as applicable, is less than the downside threshold level, no contingent quarterly payment will be made with respect to that determination date.

Determination dates:
January 31, 2013, April 30, 2013, July 31, 2013, October 31, 2013, January 31, 2014, April 30, 2014, July 31, 2014, October 31, 2014, January 30, 2015, April 30, 2015, July 31, 2015 and October 30, 2015, subject to postponement for non-trading days and certain market disruption events.  We also refer to October 30, 2015 as the final determination date.

Contingent payment dates:
With respect to each determination date other than the final determination date, the third business day after the related determination date.  The payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date.

Payment at maturity:	• If the final share price is greater than or equal to the downside threshold level:	(i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date
• If the final share price is less than the downside threshold level:
(i) a number of shares of the underlying stock equal to the product of the exchange ratio and the adjustment factor, each as of the final determination date, or (ii) at our option, the cash value of those shares as of the final determination date

Exchange ratio:	1.1287, which is the stated principal amount divided by the initial share price, rounded to four decimal places
Adjustment factor:	1.0, subject to adjustment in the event of certain corporate events affecting the underlying stock
Downside threshold level:	$6.20, which is equal to 70% of the initial share price, rounded to two decimal places
Initial share price:	$8.86, which is equal to the closing price of the underlying stock on the pricing date
Final share price:	The closing price of the underlying stock on the final determination date times the adjustment factor on that date
CUSIP:	78008W503
ISIN:	US78008W5031
Listing:	The securities will not be listed on any securities exchange.
Agent:	RBC Capital Markets, LLC (“RBCCM”). See “Supplemental information regarding plan of distribution; conflicts of interest.”
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to issuer
Per security	$10.00	$0.225	$9.775
Total	$3,960,420.00	$89,109.45	$3,871,310.55
(1)
RBCCM, acting as agent for Royal Bank of Canada, will receive a fee of $0.225 per $10 stated principal amount and will pay the entire fee to Morgan Stanley Smith Barney LLC (“MSSB”) as a fixed sales commission of $0.225 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.”

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information About the Securities” at the end of this document.

Prospectus Supplement dated January 28, 2011
Prospectus dated January 28, 2011

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

Investment Summary

The Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature Based on the Performance of the American Depositary Receipts of ING Groep N.V., which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to $0.31 to $0.3463 (3.4625% of the stated principal amount, rounded to four decimal places) per security, with respect to each quarterly determination date on which the determination closing price or the final share price, as applicable, is greater than or equal to 70% of the initial share price, which we refer to as the downside threshold level.  The contingent quarterly payment, if any, will be payable quarterly on the contingent payment date, which is the third business day after the related determination date.  It is possible that the closing price of the underlying stock could remain below the downside threshold level for extended periods of time or even throughout the term of the securities so that you may receive little or no contingent quarterly payments.

If the determination closing price is greater than or equal to the then applicable redemption threshold level on any of the first eleven determination dates, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date.  If the securities have not previously been redeemed and the final share price is greater than or equal to the downside threshold level, the payment at maturity will also be the sum of the stated principal amount and the contingent quarterly payment with respect to the related determination date.  However, if the securities have not previously been redeemed and the final share price is less than the downside threshold level, investors will be exposed to the decline in the closing price of the underlying stock, as compared to the initial share price, on a 1 to 1 basis and receive (i) a number of shares of the underlying stock equal to the product of the exchange ratio and the adjustment factor or (ii) at our option, the cash value of those shares.  The value of those shares (or that cash) will be less than 70% of the stated principal amount of the securities and could be zero.  Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent quarterly payment.  In addition, investors will not participate in any appreciation of the underlying stock.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

Key Investment Rationale

The securities offer investors an opportunity to earn a contingent quarterly payment equal to 3.4625% of the stated principal amount with respect to each determination date on which the determination closing price or the final share price, as applicable, is greater than or equal to 70% of the initial share price, which we refer to as the downside threshold level.  The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment, and the payment at maturity will vary depending on the final share price, as follows:

Scenario 1
On any of the first eleven determination dates, the determination closing price is greater than or equal to the applicable redemption threshold level.
▪ The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
▪ Investors will not participate in any appreciation of the underlying stock from the initial share price.

Scenario 2
The securities are not automatically redeemed prior to maturity and the final share price is greater than or equal to the downside threshold level.
▪ The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date.
▪ Investors will not participate in any appreciation of the underlying stock from the initial share price.

Scenario 3
The securities are not automatically redeemed prior to maturity and the final share price is less than the downside threshold level.
▪ The payment due at maturity will be (i) a number of shares of the underlying stock equal to the product of the exchange ratio and the adjustment factor, each as of the final determination date, or (ii) at our option, the cash value of those shares as of the final determination date.
▪ Investors will lose some and may lose all of their principal amount in this scenario.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing price and (2) the final share price.

Diagram #1: First Eleven Determination Dates

Diagram #2:  Payment at Maturity if No Automatic Early Redemption Occurs

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

Hypothetical Examples

The examples below are based on the following terms:

Hypothetical Initial Share Price:	$9.00
Hypothetical Downside Threshold Level:	$6.30, which is 70% of the initial share price
Hypothetical Exchange Ratio:	1.1111, which is the stated principal amount divided by the hypothetical initial share price, rounded to four decimal places
Hypothetical Adjustment Factor:	1.0
Contingent Quarterly Payment:	$0.3463 (3.4625% of the stated principal amount, rounded to four decimal places)
Stated Principal Amount:	$10 per security
Redemption Threshold Levels: Determination Dates: 1, 2, 3, 4 5, 6, 7, 8 9, 10 and 11

Applicable Redemption Threshold Level:
$8.55, which is equal to 95% of the hypothetical initial share price
$8.10, which is equal to 90% of the hypothetical initial share price
$7.65, which is equal to 85% of the hypothetical initial share price

In Examples 1 and 2, the closing price of the underlying stock fluctuates over the term of the securities and the determination closing price of the underlying stock is greater than or equal to the then applicable redemption threshold level on one of the first eleven determination dates.  Because the determination closing price is greater than or equal to the then applicable redemption threshold level on one of the first eleven determination dates, the securities are automatically redeemed following the relevant determination date.  In Examples 3 and 4, the determination closing price on the first eleven determination dates is less than the then applicable redemption threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1			Example 2
Determination Dates	Hypothetical Determination Closing Price (or Final Share Price)	Contingent Quarterly Payment	Early Redemption Payment*	Hypothetical Determination Closing Price (or Final Share Price)	Contingent Quarterly Payment	Early Redemption Payment
#1	$5.85	$0	N/A	$6.50	$0.3463	N/A
#2	$6.50	$0.3463	N/A	$5.85	$0	N/A
#3	$7.00	$0.3463	N/A	$5.60	$0	N/A
#4	$7.50	$0.3463	N/A	$5.50	$0	N/A
#5	$8.10	—*	$10.3463	$6.50	$0.3463	N/A
#6	N/A	N/A	N/A	$6.80	$0.3463	N/A
#7	N/A	N/A	N/A	$6.00	$0	N/A
#8	N/A	N/A	N/A	$7.00	$0.3463	N/A
#9	N/A	N/A	N/A	$7.50	$0.3463	N/A
#10	N/A	N/A	N/A	$11.25	—*	$10.3463
#11	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
* The Early Redemption Payment includes the unpaid contingent quarterly payment with respect to the determination date on which the determination closing price is greater than or equal to the applicable redemption threshold level and the securities are redeemed as a result.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

▪
In Example 1, the securities are automatically redeemed following the fifth determination date, as the determination closing price on the fifth determination date is equal to the then applicable redemption threshold level.  In this example, the securities are redeemed following the fifth determination date even though the determination closing price is less than the redemption threshold level applicable to all of the previous determination dates.  This illustrates the impact of the step-down redemption threshold feature.  As the determination closing prices on the second, third, fourth and fifth determination dates are greater than the downside threshold level, you receive the contingent payment of $0.3463 with respect to each such determination date.  Following the fifth determination date, you receive the early redemption payment, calculated as follows:

stated principal amount + contingent quarterly payment = $10 + $0.3463 = $10.3463

In this example, the early redemption feature limits the term of your investment to approximately 15 months and you may not be able to reinvest at comparable terms or returns.  If the securities are redeemed early, you will stop receiving contingent payments.

▪
In Example 2, the securities are automatically redeemed following the tenth determination date, as the determination closing price on the tenth determination date is greater than the then applicable redemption threshold level.  As the determination closing price on the first, fifth, sixth, eighth, ninth and tenth determination dates are greater than the downside threshold level, you receive the contingent payment of $0.3463 with respect to each such determination date.  Following the tenth determination date, you receive an early redemption payment of $10.3463, which includes the contingent quarterly payment with respect to the tenth determination date.

In this example, the early redemption feature limits the term of your investment to approximately 30 months and you may not be able to reinvest at comparable terms or returns.  If the securities are redeemed early, you will stop receiving contingent payments.  Further, although the underlying stock has appreciated by 25% from its initial share price on the tenth determination date, you only receive an early redemption payment of $10.3463 per security and do not benefit from that appreciation.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

	Example 3			Example 4
Determination Dates	Hypothetical Determination Closing Price (or Final Share Price)	Contingent Quarterly Payment	Early Redemption Payment	Hypothetical Determination Closing Price (or Final Share Price)	Contingent Quarterly Payment	Early Redemption Payment
#1	$5.85	$0	N/A	$5.85	$0	N/A
#2	$5.90	$0	N/A	$5.90	$0	N/A
#3	$5.80	$0	N/A	$5.80	$0	N/A
#4	$5.70	$0	N/A	$5.70	$0	N/A
#5	$5.60	$0	N/A	$5.60	$0	N/A
#6	$5.80	$0	N/A	$5.80	$0	N/A
#7	$6.00	$0	N/A	$6.00	$0	N/A
#8	$6.20	$0	N/A	$6.20	$0	N/A
#9	$6.25	$0	N/A	$6.25	$0	N/A
#10	$5.85	$0	N/A	$5.85	$0	N/A
#11	$5.80	$0	N/A	$5.80	$0	N/A
Final Determination Date	$5.50	$0	N/A	$6.30	—*	N/A
Payment at Maturity	$6.1111			$10.3463
* The final contingent quarterly payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final share price.

▪
In Example 3, the closing price of the underlying stock remains below the downside threshold level throughout the term of the securities.  As a result, you do not receive any contingent payments during the term of the securities and, at maturity, you are fully exposed to the decline in the closing price of the underlying stock.  As the final share price is less than the downside threshold level, investors will receive a number of shares of the underlying stock equal to the product of the exchange ratio and the adjustment factor or the cash value of those shares, calculated as follows:

the cash value of 1.1111 share of the underlying stock = $5.50 × 1.1111 = $6.6111

In this example, the value of shares you receive at maturity is significantly less than the stated principal amount.

▪
In Example 4, the closing price of the underlying stock decreases to a final share price of $6.30.  Although the final share price is less than the initial share price, because the final share price is still not less than the downside threshold level, you receive the stated principal amount plus a contingent quarterly payment with respect to the final determination date.  Your payment at maturity is calculated as follows:

$10 + $0.3463 = $10.3463

In this example, although the final share price represents a 30% decline from the initial share price, you receive the stated principal amount per security plus the contingent quarterly payment, equal to a total payment of $10.3463 per security at maturity.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus.  You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪
The securities do not guarantee the return of any principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity.  Instead, if the securities have not been automatically redeemed prior to maturity and if the final share price is less than the downside threshold level, you will be exposed to the decline in the closing price of the underlying stock, as compared to the initial share price, on a 1 to 1 basis and you will receive for each security that you hold at maturity a number of shares of the underlying stock equal to the exchange ratio times the adjustment factor (or, at our option, the cash value of those shares).  The value of those shares (or that cash) will be less than 70% of the stated principal amount and could be zero.

▪
The potential contingent repayment of principal represented by the downside threshold level applies only at maturity.  You should be willing to hold the securities until maturity.  Additionally, if the securities are not redeemed, at maturity, you will receive the stated principal amount (plus the contingent quarterly payment with respect to the final determination date) only if the final share price is greater than or equal to the downside threshold level.  If you are able to sell the securities prior to maturity, you may have to sell them for a loss relative to the principal amount, even if the price of the underlying stock is at or above the downside threshold level.

▪
The contingent quarterly payment, if any, is based solely on the determination closing price or the final share price, as applicable.  Whether the contingent quarterly payment will be made with respect to a determination date will be based on the determination closing price or the final share price, as applicable.  As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date.  Moreover, because the contingent quarterly payment is based solely on the determination closing price on a specific determination date or the final share price, as applicable, if that determination closing price or final share price is less than the downside threshold level, you will not receive any contingent quarterly payment with respect to that determination date, even if the closing price of the underlying stock was higher on other days during the term of the securities.

▪
You will not receive any contingent quarterly payment for any quarterly period where the determination closing price or the final share price, as applicable, is less than the downside threshold level.  A contingent quarterly payment will be made with respect to a quarterly period only if the determination closing price or final share price is greater than or equal to the downside threshold level.  If the determination closing price or final share price remains below the downside threshold level on each determination date over the term of the securities, you will not receive any contingent quarterly payments.

▪
Your return on the securities may be lower than the return on a conventional debt security of comparable maturity.  The return that you will receive on the securities, which could be negative, may be less than the return you could earn on other investments.  Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money, such as inflation.

▪
Investors will not participate in any appreciation in the price of the underlying stock.  Investors will not participate in any appreciation in the price of the underlying stock from the initial share price, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the determination closing price or the final share price, as applicable, is greater than or equal to the downside threshold level.  The payment at maturity will not exceed the principal amount plus the final contingent quarterly payment, if it is payable.  It is possible that the closing price of the underlying stock could be below the downside threshold level on most or all of the determination dates so that you will receive little or no contingent quarterly payments.  If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

▪
The automatic early redemption feature may limit the term of your investment to approximately three months.  If the securities are redeemed early, you may not be able to reinvest at comparable terms or returns. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities.  In addition, due to the step-down redemption threshold level feature, it is possible that the securities will be redeemed when the determination closing price of the underlying stock is less than the initial price.  If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪
The market price will be influenced by many unpredictable factors.  Several factors will influence the value of the securities in the secondary market and the price at which RBCCM may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the closing price of the underlying stock on any day may affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stock,

o	whether the determination closing price has been below the downside threshold level on any determination date,

o	dividend rates on the underlying stock,

o	interest and yield rates in the market,

o	the time remaining until the securities mature,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stock and which may affect the final share price of the underlying stock,

o	the occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The price of the underlying stock may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.  See “ING Groep N.V. Overview” below.  You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪
The securities are subject to the credit risk of Royal Bank of Canada, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Royal Bank of Canada’s ability to pay all amounts due on the securities, and therefore you are subject to the credit risk of Royal Bank of Canada.  If Royal Bank of Canada defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Royal Bank of Canada’s creditworthiness.  Any actual or anticipated decline in Royal Bank of Canada’s credit ratings or increase in the credit spreads charged by the market for taking Royal Bank of Canada credit risk is likely to adversely affect the market value of the securities.

▪
If the price of the shares of the underlying stock changes, the market value of the securities may not change in the same manner. Owning the securities is not the same as owning shares of the underlying stock. Accordingly, changes in the price of the underlying stock may not result in a comparable change of the market value of the securities. If the closing price of one share of the underlying stock on any trading day increases above the initial share price or the downside threshold level, the value of the securities may not increase in a comparable manner, if at all. It is possible for the price of the shares of the underlying stock to increase while the value of the securities declines.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

▪
Investing in the securities is not equivalent to investing in the underlying stock of ING Groep N.V.  Unless shares of the underlying stock are delivered to you at maturity, investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.

▪
Investors in the securities may be subject to adverse changes in the value of the underlying stock between the final determination date and the maturity date.  If you are to receive shares of the underlying stock at maturity, the number of shares that you will receive will depend upon their closing price as of the final determination date.  However, three business days will pass before those shares are delivered to you.  If the price of the underlying stock decreases between the final determination date and the maturity date, the value of the securities that you receive at maturity will be reduced accordingly.

▪
No affiliation with ING Groep N.V.  ING Groep N.V. (the “underlying company”) is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities.  We have not made any due diligence inquiry with respect to the underlying company in connection with this offering.

▪
We or our affiliates may have adverse economic interests to the holders of the securities.  RBCCM and other affiliates of ours may trade the shares of the underlying stock and other financial instruments related to the underlying stock on a regular basis, for their accounts and for other accounts under their management. RBCCM and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the underlying stock.  To the extent that we or one of our affiliates serves as issuer, agent or underwriter for those securities or financial instruments, our or their interests with respect to those products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the performance of the underlying stock and, accordingly, could affect the value of the securities and the amounts, if any, payable on the stock.

We may hedge our obligations under the securities through certain affiliates, who would expect to make a profit on that hedge.  We or our affiliates may adjust these hedges by, among other things, purchasing or selling those assets at any time, including around the time of each determination date, which could have an impact on the return of your securities.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

▪
We may engage in business with or involving the underlying company without regard to your interests.  We or our affiliates may presently or from time to time engage in business with the underlying company without regard to your interests and thus may acquire non-public information about the underlying company.  Neither we nor any of our affiliates undertakes to disclose any of that information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying company, which may or may not recommend that investors buy or hold the underlying stock.

▪
The historical performance of the underlying stock should not be taken as an indication of its future performance. The price of the underlying stock will determine the amounts to be paid on the securities. The historical performance of the underlying stock does not give an indication of its future performance.  As a result, it is impossible to predict whether the price of the underlying stock will rise or fall during the term of the securities.  The price of the underlying stock will be influenced by complex and interrelated political, economic, financial and other factors.  The value of the underlying stock may decrease such that you may not receive any return of your investment or any contingent quarterly payment.  There can be no assurance that the price of the underlying stock will not decrease so that at maturity you will not lose some or all of your investment.

▪
The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock.  RBCCM, as calculation agent, will adjust the amount payable at maturity for certain corporate events affecting the underlying stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of the underlying stock, such as mergers.  However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stock.  For example, the calculation agent is not required to make any adjustments if the issuer of the underlying stock or anyone else makes a partial tender or partial exchange offer for the underlying stock, nor will adjustments be made following the final determination date.  If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  RBCCM may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which RBCCM is willing to transact.  If, at any time, RBCCM were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

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The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which RBCCM is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by RBCCM, as a result of dealer discounts, mark-ups or other transaction costs.

▪
The securities are not designed to be short-term trading instruments.  The price at which you will be able to sell the securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the securities, even in cases where the closing price of one share of the underlying stock has appreciated since the pricing date.  In addition, you may receive less, and possibly significantly less, than the stated principal amount of your securities if you try to sell your securities prior to the maturity date, and you will not receive the benefit of any contingent repayment of principal represented by the downside threshold level.

▪
Hedging and trading activity by our subsidiaries could potentially affect the value of the securities.  One or more of our subsidiaries expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stock), including trading in the underlying stock.  Some of our subsidiaries also trade the underlying stock and other financial instruments related to the underlying stock on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially have increased the initial share price and, as a result, the redemption threshold levels and the downside threshold level, which is the price at or above which the underlying stock must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the underlying stock at maturity.  Additionally, those hedging or trading activities during the term of the securities could potentially affect the price of the underlying stock on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity.

▪
You must rely on your own evaluation of the merits of an investment linked to the underlying stock.  In the ordinary course of their business, our affiliates may have expressed views on expected movement in the underlying stock, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to the underlying stock may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning the underlying stock from multiple sources, and you should not rely solely on views expressed by our affiliates.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  Our wholly owned subsidiary, RBCCM, will serve as the calculation agent.  As calculation agent, RBCCM will determine the initial share price, the redemption threshold levels, the downside threshold level, the final share price, whether the contingent quarterly payment will be paid on each contingent payment date, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factor and the payment that you will receive upon an automatic early redemption or at maturity, if any.  Any of these determinations made by RBCCM, in its capacity as calculation agent, including with respect to the occurrence or nonoccurrence of market disruption events, may affect the payout to you upon an automatic early redemption or at maturity.

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•We will not hold any shares of the underlying stock for your benefit.  The indenture and the terms governing the securities do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any shares of the underlying stock that we or they may acquire.  Neither we nor our affiliates will pledge or otherwise hold any such shares for your benefit.  Consequently, in the event of our bankruptcy, insolvency or liquidation, any of those assets that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

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Significant aspects of the U.S. federal income tax treatment of the securities are uncertain. The tax treatment of the securities is uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this document. Although the U.S. federal income tax treatment of the contingent quarterly payments is uncertain, we intend to take the position that the contingent quarterly payments constitute taxable ordinary income to a U.S. holder at the time received or accrued in accordance with the holder’s regular method of tax accounting.

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. The outcome of this process is uncertain and could apply on a retroactive basis.

Please read carefully the sections entitled “U.S. tax considerations” in this document, the section “Tax Consequences – United States Taxation” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

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A 30% U.S. federal withholding tax will be withheld on contingent quarterly payments paid to non-U.S. holders. While the U.S. federal income tax treatment of the securities (including proper characterization of the contingent quarterly payments for U.S. federal income tax purposes) is uncertain, U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) will be withheld in respect of the contingent quarterly payments paid to a non-U.S. holder unless such payments are effectively connected with the conduct by the non-U.S. holder of a trade or business in the U.S. (in which case, to avoid withholding, the non-U.S. holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding.

Please read carefully the sections entitled “U.S. tax considerations” in this document, the section “Tax Consequences – United States Taxation” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

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Risks associated with foreign securities markets: Because foreign equity securities underlying ADRs may be publicly traded in the applicable foreign country and are denominated in currencies other than U.S. dollars, investments in the securities involve particular risks. For example, Euronext Amsterdam, where the equity securities of the underlying company are traded, may be more volatile than the U.S. securities markets, and market developments may affect that market differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the Dutch securities market, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in that market.  Securities prices in the Netherlands generally are subject to political, economic, financial and social factors that apply to the Dutch market. These factors, which could negatively affect the Dutch securities market, include the possibility of changes in the Dutch government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to Dutch companies or investments in Dutch equity securities and the possibility of fluctuations in the rate of exchange between the U.S. dollar and the Euro. Moreover, the Dutch economy may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

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Exchange rate risk: Because the ADRs are traded in U.S. dollars but represent Dutch equity securities that are traded in Euros, changes in currency exchange rates may negatively impact the value of the ADRs. The value of the Euro may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States or the European Union, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for the securities.

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There are important differences between the ADRs and the ordinary shares of the underlying company: There are important differences between the rights of holders of ADRs and the rights of holders of the ordinary shares of the underlying company. The ADRs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary and the holders of the ADRs, which may be different from the rights of holders of the ordinary shares. For example, the underlying company may make distributions in respect of ordinary shares that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and the rights of holders of the ordinary shares of the underlying company may be significant and may materially and adversely affect the value of the ADRs and, as a result, the value of the securities.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

ING Groep N.V. Overview

ING Groep N.V. offers financial services to individuals, corporations, and other institutions. The company offers corporate, investment, and private banking services, asset and portfolio management, treasury services, and insurance. ING Groep has offices throughout the world.

The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by the underlying company under pursuant to the Securities Exchange Act can be located by reference to the SEC CIK number 1039765 through the website at.www.sec.gov.  In addition, information regarding the underlying company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  Neither the issuer nor the agent makes any representation that those publicly available documents or any other publicly available information regarding the underlying company is accurate or complete.

Information as of market close on October 31, 2012:

Bloomberg Ticker Symbol:	ING	52 Week High (on 02/03/2012):	$9.84
Current Stock Price:	$8.86	52 Week Low (on 06/01/2012):	$5.56
52 Weeks Ago:	$8.64

The table below sets forth the published high and low closing prices of the underlying stock for each quarter from January 1, 2009 through October 31, 2012. The graph below sets forth the daily closing values of the underlying stock for the period from January 1, 2000 through October 31, 2012.  The closing price of the underlying stock on October 31, 2012 was $8.86.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including the determination dates.  Each ADR represents one ordinary share, nominal value 0.24 euro, of ING Groep N.V.

ADRs of ING Groep N.V.	High ($)	Low ($)
2009
First Quarter	8.42	2.25
Second Quarter	8.52	4.40
Third Quarter	13.22	6.71
Fourth Quarter	13.97	8.35
2010
First Quarter	11.24	8.24
Second Quarter	10.67	7.05
Third Quarter	10.60	7.62
Fourth Quarter	11.35	8.84
2011
First Quarter	13.30	9.39
Second Quarter	13.26	11.12
Third Quarter	12.65	6.09
Fourth Quarter	10.28	6.26
2012
First Quarter	9.84	6.91
Second Quarter	8.41	5.56
Third Quarter	8.98	5.66
Fourth Quarter (through October 31, 2012)	9.21	8.11

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

ADRs of ING Groep N.V. – Daily Closing Prices January 1, 2000 to October 31, 2012

This document relates only to the securities offered hereby and does not relate to the underlying stock or other securities of ING Groep N.V.  We have derived all disclosures contained in this document regarding ING Groep N.V.’s stock from the publicly available documents described in the preceding paragraph.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of those documents or made any due diligence inquiry with respect to ING Groep N.V.  Neither we nor the agent makes any representation that those publicly available documents or any other publicly available information regarding ING Groep N.V. is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning ING Groep N.V. could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying stock.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Closing Price:
The “closing price” for the underlying stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)    if the underlying stock (or any such other security) is listed on a national securities exchange (other than the NASDAQ), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Exchange Act, on which the underlying stock (or any such other security) is listed,

(ii)   if the underlying stock (or any such other security) is a security of the NASDAQ, the official closing price published by the NASDAQ on such day, or

(iii)  if the underlying stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on that day.

If the underlying stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by the NASDAQ, as applicable, is not available under the preceding sentence, then the closing price for one share of underlying stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on that day. If a market disruption event (as defined below) occurs with respect to the underlying stock (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for the underlying stock (or any such other security) is not available under either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the underlying stock (or any such other security) for that trading day obtained from as many recognized dealers in that security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of RBCCM and its successors or any of its affiliates may be included in the calculation of that mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service.

Record date:
The record date for each contingent payment date shall be the date one business day prior to the scheduled contingent payment date; provided, however, that any contingent quarterly payment payable at maturity or upon redemption will be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, is payable.

No fractional shares:
At maturity, if our payment is to be made in shares of the underlying stock, we will deliver the number of shares of the underlying stock due with respect to the securities, as described above, but we will pay cash in lieu of delivering any fractional share of the underlying stock in an amount equal to the corresponding fractional closing price of such fraction of a share of the underlying stock, as determined by the calculation agent as of the final determination date.

Postponement of determination dates:
In the calculation of the determination closing prices and the final share price, the calculation agent will take into account market disruption events and non-trading days as follows:

If any scheduled determination date is not a trading day or if there is a market disruption event on that date, the determination date shall be the next succeeding trading day on which there is no market disruption event; provided that if a market disruption event has occurred on each of the five consecutive trading days immediately succeeding the scheduled determination date, then (i) that fifth succeeding trading day will be deemed to be the relevant determination date notwithstanding the occurrence of a market disruption event on that date and (ii) with respect to any that fifth trading day on which a market disruption event occurs, the calculation agent will determine the determination closing price or the final share price, as applicable, of the underlying stock on that fifth trading day based on the mean of the bid prices for the underlying stock for that date obtained from as many recognized dealers in that security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of RBCCM or any of its affiliates may be included in the calculation of the mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the closing price or the final share price, as applicable, will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

Postponement of maturity date:
If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed.

Trading day:
“Trading day” means a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Market disruption events:
“Market disruption event” means:

(a)  a suspension, absence or material limitation of trading of the underlying stock on its primary market for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in that market; or a breakdown or failure in the price and trade reporting systems of the primary market for the underlying stock as a result of which the reported trading prices for the underlying stock during the last one-half hour preceding the close of the principal trading session in that market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to the underlying stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

(b) a determination by the calculation agent in its sole discretion that any event described in clauses (a) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on the underlying stock by the primary securities market trading in such contracts by reason of (i) a price change exceeding limits set by that securities exchange or market, (ii) an imbalance of orders relating to such contracts or (iii) a disparity in bid and ask quotes relating to those contracts will constitute a suspension, absence or material limitation of trading in options contracts related to the underlying stock and (4) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to the underlying stock are traded will not include any time when that securities market is itself closed for trading under ordinary circumstances.

Antidilution adjustments:
1. If the underlying stock is subject to a stock split or reverse stock split, then once the split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in the stock split or reverse stock split with respect to one share of underlying stock.

2. If the underlying stock is subject (i) to a stock dividend (issuance of additional shares of underlying stock) that is given ratably to all holders of the underlying stock or (ii) to a distribution of shares of the underlying stock as a result of the triggering of any provision of the corporate charter of the underlying company, then once the dividend has become effective and the underlying stock is trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor shall equal the prior adjustment factor plus the product of (i) the number of shares issued with respect to one share of underlying stock and (ii) the prior adjustment factor.

3. If the underlying company issues rights or warrants to all holders of the underlying stock to subscribe for or purchase the underlying stock at an exercise price per share less than the closing price of the underlying stock on both (i) the date the exercise price of the rights or warrants is determined and (ii) the expiration date of the rights or warrants, and if the expiration date of the rights or warrants precedes the maturity date of the securities, then the adjustment factor will be adjusted to equal the product of the prior adjustment factor and a fraction, the numerator of which shall be the number of shares of underlying stock outstanding immediately prior to the issuance of the rights or warrants plus the number of additional shares of underlying stock offered for subscription or purchase under the rights or warrants and the denominator of which shall be the number of shares of underlying stock outstanding immediately prior to the issuance of the rights or warrants plus the number of additional shares of underlying stock which the aggregate offering price of the total number of shares of underlying stock so offered for subscription or purchase under the rights or warrants would purchase at the closing price on the expiration date of the rights or warrants, which will be determined by multiplying the total number of shares offered by the exercise price of the rights or warrants and dividing the product so obtained by the closing price.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

4. There will be no adjustments to the adjustment factor to reflect cash dividends or other distributions paid with respect to the underlying stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of paragraph 5 below and “Extraordinary Dividends” as described below. A cash dividend or other distribution with respect to the underlying stock will be deemed to be an “Extraordinary Dividend” if that cash dividend or distribution exceeds the immediately preceding non-Extraordinary Dividend for the underlying stock by an amount equal to at least 10% of the closing price of the underlying stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the underlying stock on the primary U.S. organized securities exchange or trading system on which the underlying stock is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of the Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to the underlying stock, the adjustment factor with respect to the underlying stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the closing price on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the underlying stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for the underlying stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of the Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the underlying stock described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary Dividend will cause an adjustment to the adjustment factor only under clause (i), (iv) or (v) of paragraph 5, as applicable.

5. If (i) there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer, (ii) the underlying stock issuer or any surviving entity or subsequent surviving entity of the underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying stock issuer or any successor corporation with another corporation occurs (other than under clause (ii) above), (iv) the underlying stock issuer is liquidated, (v) the underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying stock (any event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

•      Upon any determination date following the effective date of a reorganization event and prior to the final determination date:  if the exchange property value (as defined below) is greater than or equal to the then applicable redemption threshold level, the securities will be automatically redeemed for the early redemption payment.

•      Upon the final determination date, if the securities have not previously been automatically redeemed:  You will receive for each security that you hold a payment at maturity equal to:

➢      If the exchange property value on the final determination date is greater than or equal to the downside threshold level: (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date.

➢      If the exchange property value on the final determination date is less than the downside threshold level:  securities, cash or any other assets distributed to holders of the underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of the underlying stock, (B) in the case of a spin-off event, the share of the underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where the underlying stock continues to be held by the holders receiving such distribution, the underlying stock (collectively, the “exchange property”), in an amount equal to the exchange property delivered with respect to a number of shares of the underlying stock equal to the exchange ratio times the adjustment factor, each determined at the time of the reorganization event, or, at our sole option, the cash value of the exchange property as of the final determination date.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

Following the effective date of a reorganization event, the contingent quarterly payment will be payable for each determination date on which the exchange property value is greater than or equal to the downside threshold level.

If exchange property consists of more than one type of property and we elect to deliver exchange property, rather than its cash value, we will deliver at maturity to DTC, as holder of the securities, a pro rata share of each such type of exchange property.  We expect that the exchange property will be distributed to investors in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  If exchange property includes a cash component, investors will not receive any interest accrued on the cash component.  In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the then applicable redemption threshold level or less than the downside threshold level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of the cash received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of the exchange property received for one share of the underlying stock, as adjusted by the adjustment factor at the time of the reorganization event and (z) for any security received in any such reorganization event, an amount equal to the closing price, as of the day on which the exchange property value is determined, per share of the security multiplied by the quantity of the security received for each share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in the tender or exchange offer or going-private transaction).  In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

The underlying stock consists of ADRs of the underlying company.  As a result, for purposes of this section, the calculation agent will consider the effect of any of the relevant events on the holders of the ADRs.  For example, if a holder of the ADRs receives an extraordinary dividend, the provisions described above would apply to the ADRs.  On the other hand, if a spin-off occurs, and the ADRs represent both the spun-off security as well as the existing ADRs, the calculation agent may determine not to effect the anti-dilution adjustments set forth in this section.  More particularly, the calculation agent may not make an adjustment (1) if holders of the ADRs are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth in this section or (2) to the extent that the calculation agent determines that the underlying company or the depositary for the ADRs has adjusted the number of common shares of the underlying company represented by each ADR so that the market price of the ADRs would not be affected by the corporate event in question.

If the underlying company or the depositary for the ADRs, in the absence of any of the events described in this section, elects to adjust the number of common shares of the underlying company represented by each ADR, then the calculation agent may make the appropriate anti-dilution adjustments to reflect such change.  The depositary for the ADRs may also make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the securities as the calculation agent determines appropriate to account for that event.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this document with respect to the securities to “the underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the underlying stock shall be deemed to refer to the applicable unit or units of the exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect.  The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward.  Adjustments to the adjustment factor will be made up to the close of business on the final determination date.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above.  The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of the underlying stock, including, without limitation, a partial tender or exchange offer for the underlying stock.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in this section, and its determinations and calculations will be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made under paragraph 5 above upon written request by any investor in the securities.

Delisting of the underlying stock or termination of ADR facility relating to the underlying stock:
If the underlying stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the underlying company and the ADR depositary is terminated for any reason, then, on and after the date that the ADRs are no longer so listed or admitted to trading or the date of such termination, as applicable (the “termination date”), the securities will be deemed to be linked to the common shares of the underlying company, and the calculation agent will determine the payment as maturity by reference to such common shares.  Under such circumstances, the calculation agent may modify any terms of the securities as it deems necessary, in its sole discretion, to ensure an equitable result.  On and after the termination date, for all purposes, the closing price of the underlying company’s common shares on their primary exchange will be converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable.

Alternate exchange calculation in the case of an event of default:
In case an event of default with respect to the securities shall have occurred and be continuing, the amount of cash and/or shares of the underlying stock (or any exchange property) declared due and payable per security upon any acceleration of the securities (the “Acceleration Amount”) shall be determined by the calculation agent and will be an amount of cash and/or shares of the underlying stock (or any exchange property) equal to the payment at maturity calculated as if the date of acceleration were the final determination date; provided that the unpaid portion of the contingent quarterly payment, if any, will be calculated on a 30/360 basis.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount and/or shares of the underlying stock (or any exchange property) due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Listing:	The securities will not be listed on any securities exchange.
Minimum ticketing size:	$1,000 / 100 securities
Trustee:	The Bank of New York Mellon
Calculation agent:
RBCCM.  The calculation agent will make all determinations regarding the securities.  Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.  You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations or confirmations by the calculation agent.

Additional amounts:
We will pay any amounts to be paid by us on the securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (taxes) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority.  At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the securities, we will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

However, no Additional Amounts will be payable with respect to a payment made to a holder of a security, which we refer to as an Excluded Holder, in respect of a beneficial owner:

(i)    with which we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(ii)   which is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the securities, the holding of securities or the receipt of payments thereunder;

(iii)  which presents such security for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting a security for payment on the last day of such 30 day period); for this purpose, the “relevant date” in relation to any payments on any security means:

a.    the due date for payment thereof, or

b.    if the full amount of the monies payable on such date has not been received by the Trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the securities in accordance with the Indenture; or

(iv)  who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the securities at maturity.

We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  We will furnish to the Trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the Trustee.  We will indemnify and hold harmless each holder of securities (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the securities, and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.

For additional information, see the section entitled “Canadian tax consequences.”

Canadian tax consequences:
An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Tax Consequences—Canadian Taxation” in the accompanying prospectus.

In the opinion of Norton Rose Canada LLP, our Canadian tax counsel, interest on a security (including amounts deemed for purposes of the Income Tax Act (Canada) (“ITA”) to be interest) that is paid or credited, or deemed for purposes of the ITA to be paid or credited, to a Non-resident Holder will not be subject to Canadian non-resident withholding tax, except in the circumstances described under “Tax Consequences—Canadian Taxation” in the accompanying prospectus.  If the underlying stock could be viewed as a proxy for the profit of Royal Bank of Canada, any interest paid or credited or deemed to be paid or credited on a security may be subject to Canadian non-resident withholding tax.

U.S. tax considerations:
The following is a general description of the material U.S. tax considerations relating to the securities. It does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the securities and receiving payments under the securities. This summary is based upon the law as in effect on the date of this document and is subject to any change in law that may take effect after such date.

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to U.S. holders (as defined in the accompanying prospectus). Except as otherwise noted under “Non-U.S. holders” below, it applies only to those U.S. holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus. In addition, the discussion below assumes that an investor in the securities will be subject to a significant risk that it will lose a significant amount of its investment in the securities.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

We will not attempt to ascertain whether the underlying company would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”), or a “U.S. real property holding corporation” within the meaning of Section 897 of the Code. If the underlying company were so treated, certain adverse U.S. federal income tax consequences could possibly apply to U.S. and non-U.S. holders, respectively. You should refer to any available information filed with the SEC by the underlying company and consult your tax advisor regarding the possible consequences to you in this regard.

In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat a security with terms described in this document as a callable pre-paid contingent income-bearing derivative contract linked to the underlying stock for U.S. federal income tax purposes, and the terms of the securities require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all tax purposes in accordance with such characterization. Although the U.S. federal income tax treatment of the contingent quarterly payment is uncertain, we intend to take the position, and the following discussion assumes, that such contingent quarterly payment (including any contingent quarterly payment paid on or with respect to the call or maturity date) constitutes taxable ordinary income to a U.S. holder at the time received or accrued in accordance with the holder’s regular method of tax accounting. If the securities are so treated, a U.S. holder should generally recognize capital gain or loss upon the call, sale or maturity of the securities in an amount equal to the difference between the cash amount a holder receives at such time (other than amounts properly attributable to any contingent quarterly payment, which would be taxed, as described above, as ordinary income) and the holder’s tax basis in the securities.  In general, a U.S. holder’s tax basis in the securities will be equal to the price the holder paid for the securities.  Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less.  The deductibility of capital losses is subject to limitations.

If the securities are settled by physical delivery of a number of shares of the underlying stock at maturity, although no assurances can be provided in this regard, a U.S. holder may generally expect not to recognize gain or loss upon maturity. However, a U.S. holder would generally be required to recognize gain or loss, if any, with respect to any cash received in lieu of fractional shares, equal to the difference between the cash received and the pro rata portion of the tax basis allocable to those fractional shares. Any such gain or loss would be treated as capital gain or loss. A U.S. holder’s tax basis in the shares of underlying stock delivered would generally equal its tax basis in the securities, other than any amount allocable to a fractional share. A U.S. holder’s holding period for the shares of underlying stock delivered would begin on the day after the shares of the underlying stock are received.

Alternative Treatments.  Alternative tax treatments of the securities are also possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, it would also be possible to treat the securities, and the Internal Revenue Service might assert that the securities should be treated, as a single debt instrument. Because the securities have a term that exceeds one year, such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments. If the securities are so treated, a holder would generally be required to accrue interest income over the term of the securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to the securities.  In addition, any gain a holder might recognize upon the sale or maturity of the securities would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the securities, and thereafter, would be capital loss.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the Internal Revenue Service could seek to characterize the securities in a manner that results in other tax consequences that are different from those described above.  For example, the Internal Revenue Service could possibly assert that any gain or loss that a holder may recognize upon the call, sale or maturity of the securities should be treated as ordinary gain or loss.

The Internal Revenue Service has released a notice that may affect the taxation of holders of the securities.  According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis irrespective of any contingent quarterly payments, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.  It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently irrespective of any contingent quarterly payments and this could be applied on a retroactive basis.  The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.  We intend to treat the securities for U.S. federal income tax purposes in accordance with the treatment described in this document unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Backup Withholding and Information Reporting.  Please see the discussion under “Tax Consequences—United States Taxation—Information Reporting and Backup Withholding” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-U.S. holders.  The following discussion applies to non-U.S. holders of the securities. A non-U.S. holder is a beneficial owner of a security that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.
While the U.S. federal income tax treatment of the securities (including proper characterization of the contingent quarterly payments for U.S. federal income tax purposes) is uncertain, U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) will be withheld in respect of the contingent quarterly payments paid to a non-U.S. holder unless such payments are effectively connected with the conduct by the non-U.S. holder of a trade or business in the U.S. (in which case, to avoid withholding, the non-U.S. holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a non-U.S. holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable (which certification may generally be made on a Form W-8BEN, or a substitute or successor form).  In addition, special rules may apply to claims for treaty benefits made by corporate non-U.S. holders.  A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.  The availability of a lower rate of withholding or an exemption from withholding under an applicable income tax treaty will depend on the proper characterization of the contingent quarterly payments under U.S. federal income tax laws and whether such treaty rate or exemption applies to such payments.  No assurance can be provided on the proper characterization of the contingent quarterly payments for U.S. federal income tax purposes and, accordingly, no assurance can be provided on the availability of benefits under any income tax treaty.  Non-U.S. holders must consult their tax advisors in this regard.

A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on any gain (not including, for the avoidance of doubt, any amounts properly attributable to any contingent quarterly payment which would be subject to the rules discussed in the previous paragraph) upon the call, sale or maturity of the securities, provided that (i) the holder complies with any applicable certification requirements (which certification may generally be made on a Form W-8BEN, or a substitute or successor form), (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the call, sale or maturity of the securities.  In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments. Payments made to a non-U.S. holder may be subject to information reporting and to backup withholding unless the holder complies with applicable certification and identification requirements as to its foreign status.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the securities to become subject to withholding tax in addition to the withholding tax described above, we will withhold tax at the applicable statutory rate. The Internal Revenue Service has also indicated that it is considering whether income in respect of instruments such as the securities should be subject to withholding tax. Prospective investors should consult their own tax advisors in this regard.

Use of proceeds and hedging:
The net proceeds from the sale of the securities will be used as described under “Use of Proceeds” in the accompanying prospectus supplement and prospectus and to hedge market risks of Royal Bank of Canada associated with its obligation to make a payment at maturity of the securities. The initial public offering price of the securities includes the underwriting discount and commission and the estimated cost of hedging our obligations under the securities.

Employee Retirement Income Security Act:
This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the securities.

The Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA” and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions.  Therefore, a plan fiduciary considering purchasing securities should consider whether the purchase or holding of such instruments might constitute a “prohibited transaction.”

Royal Bank of Canada and certain of its affiliates each may be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans by reason of, for example, Royal Bank of Canada (or its affiliate) providing services to such plans.  Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if securities are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue Code), which we call collectively “Plans,” and with respect to which Royal Bank of Canada or any of its affiliates is a “party in interest” or a “disqualified person,” unless those securities are acquired under an exemption for transactions effected on behalf of that Plan by a “qualified professional asset manager” or an “in-house asset manager,” for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption.  Section 408(b)(17) provides an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than “adequate consideration” in connection with the transaction.  The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.  The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the securities, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the securities will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank of Canada nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the securities, or any exercise related thereto or as a result of any exercise by Royal Bank of Canada or any of its affiliates of any rights in connection with the securities, and no advice provided by Royal Bank of Canada or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the securities and the transactions contemplated with respect to the securities.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

Supplemental information regarding plan of distribution; conflicts of interest:
Under the terms of a distribution agreement, RBCCM, an affiliate of Royal Bank of Canada, will purchase the securities from Royal Bank of Canada for distribution to Morgan Stanley Smith Barney LLC.  RBCCM will act as agent for the securities and will receive a fee of $0.225 per $10 stated principal amount and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.225 for each of the securities they sell.

Morgan Stanley Smith Barney LLC may reclaim selling concessions allowed to individual brokers within Morgan Stanley Smith Barney LLC in connection with the offering if, within 30 days of the offering, Royal Bank of Canada repurchases the securities distributed by those brokers.

In addition, RBCCM or another of its affiliates or agents may use this document in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

For additional information as to the relationship between us and RBCCM, please see the section “Plan of Distribution—Conflicts of Interest” in the accompanying prospectus.

Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800) 233-1087.

Where you can find more information:
Royal Bank of Canada has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at.www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-(800) 584-6837.

You should read this document together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 relating to our Senior Global Medium-Term Notes, Series E, of which these securities are a part. Capitalized terms used but not defined in this document will have the meanings given to them in the prospectus supplement. In the event of any conflict, this document will control.  The securities vary from the terms described in the prospectus supplement in several important ways.  You should read this document carefully.

This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and in this document, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•      Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm
•      Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1000275.

Please see the section “Documents Incorporated by Reference” on page i of the above prospectus for a description of our filings with the SEC that are incorporated by reference therein.

Validity of the securities:
In the opinion of Norton Rose Canada LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada).  This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Quebec and the federal laws of Canada applicable thereto.  In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated March 6, 2012, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC on March 6, 2012.

October 2012

Contingent Income Auto-Callable Securities due November 4, 2015 with Step-Down Redemption Threshold Level Feature
Based on the Performance of the American Depositary Receipts of ING Groep N.V.

In the opinion of Morrison & Foerster LLP, when the securities have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the securities will be valid, binding and enforceable obligations of Royal Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith).  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated March 6, 2012, which has been filed as Exhibit 5.2 to the Bank’s Form 6-K dated March 6, 2012.

Terms incorporated in the Master Note:
All of the terms in “Summary Terms” (except the item captioned “Commissions and issue price”) and the terms above the item captioned “Use of proceeds and hedging” in “Additional Information About the Securities” of this pricing supplement, and the definition of “business day” on page 23 of the prospectus supplement.

October 2012